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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report, dated February 3, 2004 with respect to the financial statements of Datakey, Inc. (the "Company") included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-8 No. 333-64470, No. 33-14144, No. 33-47068, No. 33-67280, No. 333-11405, No. 33-80894, No. 333-43937, No. 333-83999,
333-39556, 333-91760 and No. 333-111800 and on Form S-3 No. 333-58770, No.
333-56711, No. 333-84007, No. 333-91779, No. 333-90969, No. 333-94087, No.
333-33332 and No. 333-110174.

                                         /s/McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 25, 2004